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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934


         Date of report (Date of earliest event reported): May 23, 2002
                                                           ------------



                              NEOWARE SYSTEMS, INC.
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             (Exact name of registrant as specified in its charter)


Delaware                                 000-21240               23-2705700
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(State or other jurisdiction of    (Commission File No.)       (IRS Employer
incorporation or organization)                               Identification No.)



                                400 Feheley Drive
                       King of Prussia, Pennsylvania 19406
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                    (Address of principal executive offices)

 (Registrant's telephone number including area code)       (610) 277-8300
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Item 5.  Other Events.

         On May 23, 2002, Neoware Systems, Inc., a Delaware corporation ("Neoware"), completed a $12 million private placement of its Common Stock to accredited investors. A total of 1.6 million shares were sold at $7.50 per share. The private placement is further described in the press release announcing the financing, which is attached hereto as Exhibit 99.1, and is incorporated herein by reference. Neoware also announced in the press release that it intended to apply for listing of its common stock on the Nasdaq National Market. In connection with the application, an unaudited pro forma balance sheet of Neoware as of March 31, 2002, giving effect to the shares issued in, and the net proceeds received from, the private placement, is attached as Exhibit 99.2.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial statements.

         Not applicable.

(b)      Pro Forma Financial Information.

         Not applicable.

(c)      Exhibits.

         99.1  Press Release dated May, 24 2002.

         99.2  Pro Forma Balance Sheet as of March 31, 2002


















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SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                                    NEOWARE SYSTEMS, INC.


Dated:  May 30, 2002                        By: /S/ MICHAEL G. KANTROWITZ
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